Exhibit 99.1

                         Escala Group Delays 10-K Filing


     NEW YORK--(BUSINESS WIRE)--Sept. 28, 2006--Escala Group (Nasdaq: ESCL) today announced that it will delay filing its Report on Form 10-K to allow its Board of Directors and Audit Committee additional time to complete their work relating to the previously announced Audit Committee investigation into the Company's dealings with Afinsa Bienes Tangibles, S.A., its majority shareholder.

     About Escala Group, Inc.

     Escala Group is a consolidated global collectibles network. The Company is a leading auctioneer of stamps, coins, arms, armor and militaria, and other memorabilia, targeting both collectors and dealers. Escala is also a merchant/dealer of certain collectibles and trader of precious metals. The Company's collectibles offerings span the modest to ultra high-end price spectrum. Escala conducts its operations in two business segments: collectibles and trading.

     Escala's Group Companies focused on philately are Greg Manning Auctions, Ivy & Manning Philatelic Auctions, H.R. Harmer, and Nutmeg Stamp Sales, all of North America; Corinphila Auktionen of Zurich, Switzerland and the Kohler group of auction companies of Berlin and Wiesbaden, Germany from our European division; and John Bull Stamp Auctions, Ltd, the oldest philatelic auction house in Hong Kong in our Asia division. Escala's Group companies in its numismatics division include Teletrade, Bowers and Merena Auctions, North American Certified Trading, and Spectrum Numismatics International, one of the largest wholesalers of rare coins in the U.S. Greg Martin Auctions is in the Company's art and antiques division.

     The trading activities of Escala Group are conducted through A-Mark Precious Metals, one of the largest private sellers of bullion coins and bullion gold, silver and platinum to the wholesale marketplace.

     SAFE HARBOR STATEMENT

     Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that may cause such differences include changes in market conditions, changes in economic environment, competitive factors and the other factors discussed in the "forward-looking information" or "risk factors" sections included in Escala Group's filings with the Securities and Exchange Commission, including Escala Group's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, prospectuses and other documents that Escala Group has filed with the Commission. In particular, any statement related to Escala Group's expected revenues or earnings or Escala Group's being well positioned for future profitability and growth are forward-looking statements.

     In addition, the Company faces substantial uncertainty as a result of recent events surrounding Afinsa. In particular, readers should note the following: (1) Since May 9, 2006, Afinsa and certain of its executives have been the subject of a criminal investigation in Spain. While the Company has not been notified that neither it nor any of its current directors, officers or employees is a target of this inquiry, there can be no assurance that the Company or such persons will not be named in the future. (2) In addition to the Audit Committee's internal review, on or about June 5, 2006, the Company received notification of a formal order of investigation from the SEC. Although the order is not confined to a particular subject matter, the Company believes that the matters being investigated relate primarily to Company's transactions with Afinsa. Both the Audit Committee and SEC inquiries are continuing, and the outcome of either cannot be determined at this time. (3) Afinsa is currently involved in insolvency proceedings before a commercial court in Madrid. The court has appointed three trustees to oversee the operations of Afinsa. The effect of this action on the Company, approximately 67% of whose stock is owned collectively by Afinsa and its wholly owned subsidiary, Auctentia, S.L., cannot be determined at this time. (4) As a result of the events of May 9, 2006, Escala and certain of its officers and directors have been named in eight putative class action lawsuits and two derivative lawsuits relating to the Company's affiliation and dealings with Afinsa. The outcome of these lawsuits cannot be determined at this time. (5) The Company is expected to incur significant expenses in connection with the SEC and Audit Committee inquiries and the class actions and derivative lawsuits. (6) The Company faces substantial business and financial risks and uncertainties as a result of the loss of Afinsa as its major customer. (7) The Company's failure to files its 10-K on a timely basis means that the Company is currently not in compliance with the Nasdaq listing requirements and could result in its securities being delisted if Nasdaq does not grant an extension period or the Company fails to file its 10-K within such period.

     The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward- looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

     (ESCL)

     CONTACT: Escala Group
              Perry Hall, 212-421-9400
              phall@escalgroup.com